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                                                                    EXHIBIT 4.10

                         AMENDMENT NO. 2 TO AMENDED AND
                     RESTATED RECEIVABLES PURCHASE AGREEMENT

      THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this "Amendment") dated as of December 16, 2004, is entered into among YORK INTERNATIONAL CORPORATION, a Delaware corporation ("York"), YORK RECEIVABLES FUNDING LLC, a Delaware limited liability company (the "Company"), THE BANK OF TOKYO-MITSUBISHI, LTD., New York Branch, as Administrator, and the members of the various Purchaser Groups signatory hereto.

                                    RECITALS

      The parties hereto are parties to the Amended and Restated Receivables Purchase Agreement, dated as of May 17, 2004 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"); and

      The parties hereto desire to amend the Agreement as hereinafter set forth.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in the Agreement shall have the same meanings herein as therein defined (or defined by reference therein).

      2. Amendment to the Agreement. Each of the parties hereto hereby agrees that clause (g) of Exhibit IV to the Agreement is hereby amended and restated in its entirety on the date hereof as follows

                  (i) (A) the Default Ratio shall exceed 4%, or (B) the Delinquency Ratio shall exceed 13% (or, in the case of the period from and including December 22, 2004 through March 31, 2005, 15%) or (c) the Current Days' Sales Outstanding shall exceed 50 days or (ii) the average for three consecutive calendar months of (A) the Default Ratio shall exceed 3.5%,
                  (B) the Delinquency Ratio shall exceed 12% (or, in the case of the period from and including December 22, 2004 through March 31, 2005, 13.5%), or (C) the Dilution Ratio shall exceed 7.25%;

      3. Representations and Warranties. Each of York and the Company hereby represents and warrants to the other parties hereto as follows:

            (a) Representations and Warranties. The representations and warranties contained in Section 2.1 of the Agreement (and the Exhibits referred to therein) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date); provided, that York and the Company are hereby confirming only their own respective representations and warranties contained in Section
      2.1 of the Agreement (and the Exhibits referred to therein).

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            (b) Enforceability. The execution and delivery by each of York and the Company of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the York's and the Company's valid and legally binding obligations, enforceable in accordance with their terms.

            (c) No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

      4. Consent; Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to "this Agreement", "hereof", "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

      5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrator of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto in form and substance satisfactory to the Administrator in its sole discretion.

      6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

      7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW).

      8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                      YORK RECEIVABLES FUNDING LLC

                                      By: ______________________________________
                                          Name: James P. Corcoran
                                          Title:   Vice President

                                      YORK INTERNATIONAL CORPORATION

                                      By: ______________________________________
                                          Name: James P. Corcoran
                                          Title: Vice President & Treasurer

                                      THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                      NEW YORK BRANCH, as Administrator and as
                                      Gotham Purchaser Agent

                                      By: ______________________________________
                                          Name: ________________________________
                                          Title:________________________________

                                      THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                      NEW YORK BRANCH, as a Related Committed
                                      Purchaser

                                      By: ______________________________________
                                          Name: ________________________________
                                          Title:________________________________

                                      GOTHAM FUNDING CORPORATION, as a
                                      Conduit Purchaser

                                      By: ______________________________________
                                          Name: ________________________________
                                          Title:________________________________

                              S-1 Amendment no. 2 to Purchase and Sale Agreement

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                                      LIBERTY STREET FUNDING CORP., as a
                                      Conduit Purchaser

                                      By: ______________________________________
                                          Name: ________________________________
                                          Title:________________________________

                                      THE BANK OF NOVA SCOTIA, as Liberty Street
                                      Purchaser Agent and a Related Committed
                                      Purchaser

                                      By: ______________________________________
                                          Name: ________________________________
                                          Title:________________________________

                              S-2 Amendment no. 2 to Purchase and Sale Agreement